NAL FINANCIAL GROUP INC.

                                   EXHIBIT 11
             Statement Re: Computation of Per Share Earnings (Loss)
                    (In thousands, except per share amounts)




                                                                       For the Quarters Ended          For the Six Months Ended
                                                                       ----------------------          ------------------------
                                                                        June 97      June 96            June 97        June 96
                                                                       ---------    ---------          ---------      ---------

Primary:

Weighted average shares outstanding                                     10,933        6,825             10,602          6,763
Net effect of dilutive stock options
  based on the modified treasury stock method                               --        1,829                 --          1,544
                                                                       -------      -------            -------         ------

Total weighted average shares outstanding                               10,933        8,654             10,602          8,307
                                                                       =======      =======            =======         ======

Net income (loss)                                                      ($6,902)     $ 2,142            ($6,744)        $3,960

Income adjustment relating to reduction
  of debt based on the modified treasury method                             --          327                 --            691
                                                                       -------      -------            -------         ------

Net income (loss) available to common
  and common equivalent shares                                         ($6,902)      $2,469            ($6,744)        $4,651
                                                                       =======       ======            =======         ======

Per share amount                                                        ($0.63)       $0.29             ($0.64)         $0.56
                                                                       =======       ======            =======         ======

Fully Diluted:

Weighted average shares outstanding                                     10,933        6,825             10,602          6,763
Net effect of dilutive stock options
  based on the modified treasury stock method                               --        1,829                 --          1,544
Net effect of dilutive subordinated
  debentures based on the if converted method                               --        1,986                 --          1,721
                                                                       -------      -------            -------         ------

Total weighted average shares outstanding                               10,933       10,640             10,602         10,028
                                                                       =======      =======            =======         ======

Net income (loss)                                                      ($6,902)     $ 2,142            ($6,744)        $3,960

Income adjustment relating to reduction
  of debt based on the modified treasury method                             --          327                 --            691
Income adjustment relating to reduction
  of debt based on the if converted method                                  --          360                 --            587
                                                                       -------      -------            -------         ------

Net income (loss) available to common
  and common equivalent shares                                         ($6,902)      $2,829            ($6,744)        $5,238
                                                                       =======       ======            =======         ======

Per share amount                                                        ($0.63)       $0.27             ($0.64)         $0.52
                                                                       =======       ======            =======         ======
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